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                                 EXHIBIT 10.15




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August 28, 1995



Mr. David J. Birkenshaw
Chairman of the Board and Chief Executive Officer
Atlas Corporation
Republic Plaza
370 Seventeenth Street
Suite 3150
Denver, Colorado 80202

Dear Mr. Birkenshaw:

     It is proposed that certain revisions be made to the Employment Agreement (the "Agreement") made as of September 22, 1993 between yourself and Atlas Corporation (the "Company") in order to reflect the increase in the time which you must devote to your duties thereunder, to increase your base annual salary to $200,000, to conform the Agreement, where appropriate, to the terms of the Long Term Incentive Plan of the Company, to broaden the definition of "Good Reason" in Section 6.1(g) of the Agreement and to provide for look-back provisions with regard to Section 6.2 of the Agreement. Such revisions shall be as follows:

     1. Section 2 shall be revised to define the time which Executive must devote to his duties thereunder as "(i.e., 100% of Executive's business time)."
                                     ----

     2.   Section 3 shall be revised to read as follows:

          Salary.  As compensation for the services to be furnished by Executive
          ------
to Employer hereunder, as long as Executive is employed by Employer hereunder, Employer shall pay Executive a salary at a minimum annual rate of $200,000 payable in accordance with Employer's standard payroll policies applicable to officers.

     3. Section 6.1(c) shall be revised to read as follows (the underlined language, other than the defined term, is added):

          "Change of Control Event" means any one of the following:  (i)
           ------------------------
     Continuing Directors no longer constitute at least two thirds of the Directors constituting the Board; (ii) any person or group (as defined in Rule 13d-5 under

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     the Securities Exchange Act of 1934), together with its affiliates, other
                                                                         -----
     than Phoenix Financial Holdings Inc., Mackenzie Financial Corporation or
     ------------------------------------------------------------------------
     M.I.M. Holdings Limited (in each case, together with its affiliates),
     --------------------------------------------------------------------
     becomes the beneficial owner, directly or indirectly, of 15% or more of Employer's then outstanding Common Stock or 15% or more of the voting power of Employer's then outstanding securities entitled generally to vote for the election of Directors, provided that the foregoing circumstances shall not constitute a Change of Control Event if such beneficial owner is Employer, any subsidiary of Employer, any employee benefit plan or employee stock plan of Employer or of any subsidiary of Employer, and provided
                                                              ------------
     further that, notwithstanding the foregoing, a Change of Control Event
     ----------------------------------------------------------------------
     shall be deemed to occur if Mackenzie Financial Corporation, and its
     --------------------------------------------------------------------
     affiliates, or M.I.M. Holdings Limited, and its affiliates, shall acquire
     -------------------------------------------------------------------------
     25% or more of the Employer's then outstanding Common Stock or the voting
     -------------------------------------------------------------------------
     power of the Employer's then outstanding securities entitled generally to
     -------------------------------------------------------------------------
     vote for the election of Directors; (iii) the approval by Employer's
     ----------------------------------
     stockholders of the merger or consolidation of Employer with any other corporation, the sale of substantially all of Employer's assets or the liquidation or dissolution of Employer, unless, in the case of a merger or consolidation, the Continuing Directors in office immediately prior to such merger or consolidation constitute at least two thirds of the directors constituting the board of directors of the surviving corporation of such merger or consolidation and any parent (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934) of such corporation; or
     (iv) at least two thirds of the Continuing Directors in office immediately prior to any other action taken or proposed to be taken by Employer's stockholders or by the Board determines that such action constitutes, or that such proposed action, if taken, would constitute, a Change of Control of Employer and such action is taken.

     4.   Section 6.1(g)(i)(A) shall be revised to read as follows:

       (1) the assignment to Executive of any duties and responsibilities, or any limitation of Executive's duties and responsibilities, inconsistent with Executive's positions, duties, responsibilities and status as an executive of Employer or (2) any removal of Executive from, or any failure to reelect Executive to, any of Executive's positions with Employer except for Cause or as a result of the death or Disability of Executive ...

     5. Section 6.2(b)(i) shall be revised to add the following underlined language:

          Executive shall be entitled to compensation as specified in Section 6.2(b)(ii) and (iii) if (A) Employer terminates Executive's employment hereunder without Cause either prior to 3 months before a Change of Control
                                   ------------------
     Event or more than two years after the last Change of Control Event, or (B) Executive voluntarily terminates his employment hereunder with Good Reason either prior to 3 months before a Change of Control Event or more than two
            -----------------
     years after the last Change of Control Event.

     6. Section 6.2(c)(i) shall be revised to add the following underlined language:

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          Executive shall be entitled to compensation as specified in Section
     6.2(c)(ii) and (iii) if (A) Employer terminates Executive's employment hereunder without Cause either (1) within 3 months prior to a Change of
                             -----------------------------------------------
     Control Event or (2) upon or after a Change of Control Event but within two
     --------------------
     years after the date of that Change of Control Event, or (B) Executive voluntarily terminates his employment hereunder with Good Reason either (1)
                                                                      ----------
     within 3 months prior to a Change of Control Event or (2) upon or after a
     ---------------------------------------------------------
     Change of Control Event but within two years after the date of that Change of Control Event.

     Please sign and date this letter in the space indicated below in order to affirm your acceptance of and agreement to the proposed revisions to the Agreement, as above set forth.

                                    Very truly yours,

                                    ATLAS CORPORATION

                                    _________________________________
                                    [Name]
                                    [Title]



Accepted and agreed to this _____ day of ________, 1995:



By:       /s/    David J. Birkenshaw
      --------------------------------------------
         David J. Birkenshaw


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